                                                                   EXHIBIT 10.28

                            FIRST ADDENDUM TO LEASE
                            -----------------------

     THIS ADDENDUM TO LEASE made this ____ day of ___________, 1989, by and between STONE MOUNTAIN INDUSTRIAL PARK, INC., First Party, hereinafter referred to as "Lessor", and SCOTT CONTAINER PRODUCTS GROUP, INC., formerly WMF Container corporation, hereinafter referred to as "Lessee":

                                  WITNESSETH
                                  ----------

     WHEREAS, Lessor and Lessee have previously entered into a Lease (hereinafter referred to as "the Lease"), dated October 15, 1984 including an 82,625 square foot building located at 4610 Lewis Road, Stone Mountain, Georgia, the term of said Lease expiring October 31, 1994, said Lease being incorporated herein as part of the First Addendum by reference, and

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein, acknowledged by both parties to be adequate and sufficient, the parties hereto agree as follows:

     1. Lessor agrees, at Lessor's expense, to purchase, along with existing improvements, the approximate one acre of land highlighted in yellow as shown on the attached plan, marked as Exhibit "A"; and incorporate this property with the premises described in the Lease. The existing improvements on this property will be removed at Lessee's expense by Lessor and Lessee shall have no further liability or obligation to replace said improvements upon expiration of this lease or any renewal thereof.

     2.  Lessee shall pay to Lessor, promptly on the first day of each month in
                                                     ----- ---
advance without demand, the additional monthly rental of Three Thousand Five Hundred and No/100 $3,500 Dollars from August 1, 1989 through October 31, 1994.

     3. In the event Lessor has not acquired title to this property and made if available for Lessee's use by August 1, 1989, Lessee shall only be responsible for such additional rental payments on a prorated basis for any partial month of use. In the event the property is available for use by Lessee prior to August 1, 1989, Lessee may use the property at such time and pay such additional rental on a prorated basis for any partial month of use.

     4. It is understood that Lessor has initiated negotiations for purchase of this property and this Addendum is completely subject to satisfactory results from those negotiations.

     Effective 3/1/94 this paragraph null and void.

     5.    Paragraph 30 of the lease shall be revised to read as follows:

         30. At the expiration of the initial term, Lessee shall have the option to extend this lease for a further term of ten (10) years, upon the same terms and conditions herein set forth, except that the monthly rental shall be adjusted to reflect such sum of money as is equivalent at the time of commencement of the further term to the purchasing power of $20,750.00 at the commencement of the original lease term provided that Lessee shall have fulfilled completely and in a timely manner all of the terms and conditions of the Lease. This equivalent purchasing power shall be measured by the index number of the "Consumer Price Index For All Urban Consumer - All items (1982-1984 equals 100)" as prepared by the Bureau of Labor Statistics of the United States Department of Labor for the month immediately preceding the termination of the initial term of this Lease as same compares with said index number as it existed for the month of the commencement of this Lease. As an example of how the new rental rate will be determined, if the said index number for the commencement month of the original Lease term is 150.00 and if the index number for the month immediately preceding the termination of the initial term of this Lease is 210.00, the percentage difference used to adjust the original rent as of the new term would be 40% (calculated as follows: 210.00 minus
150.00 equals 60.00 which divided by 150.00 equals 40%). Thus, the rental for the renewal term in this example would be $29,050.00 which is $20,750.00 (original rent) x 40% = $8,300.00 plus $20,750.00 (original rent)]. In the event the Consumer Price Index referenced herein is discontinued, the parties shall accept comparable statistics on the purchasing power of the consumers' dollars as published at the time of said discontinuation by a responsible periodical of recognized authority to be mutually chosen by the parties. Lessee shall notify Lessor in writing at least one hundred eighty (180) days prior to the expiration date of the original term as to whether it intends to exercise said option. Notwithstanding anything contained herein to the contrary, the minimum rental under this option shall be $20,750.00 per month.

     6. Except as expressly amended herein, the Lease and the First Addendum are in all respects ratified and confirmed and all the covenants, agreements, terms, provisions, and conditions thereof shall be and remain in full force and effect.

     IN WITNESS WHEREOF, Lessor and Lessee have duly executed this First Addendum to Lease as of the day and year first above written.


                                        STONE MOUNTAIN INDUSTRIAL PARK, INC.
                                                            (CORP. SEAL)



                                        By: /s/ Jerry L. Silvio
                                           -------------------------------------
                                           Jerry L. Silvio, Vice President

                                                          LESSOR
 [SIGNATURE APPEARS HERE]
---------------------------------
Witness
                                        SCOTT CONTAINER PRODUCTS GROUP, INC.
                                                             (CORP. SEAL)


                                        By: /s/ [SIGNATURE ILLEGIBLE]
                                           -------------------------------------
                                           VP and Controller

                                                          LESSEE

/s/ Ken Scott
----------------------------------      [NOTARY STAMP APPEARS HERE]

                                      (2)
Witness

STATE OF GEORGIA

COUNTY OF DEKALB

     THIS LEASE, made this the 15 day of October 1984 by and between STONE MOUNTAIN INDUSTRIAL PARK, INC. First Party, hereinafter referred to as "Lessor"; and W. M. F. CONTAINER CORPORATION, Second Party, hereinafter referred to as "Lessee";

     WITNESSETH:

Premises

     1. The Lessor, for and in consideration of the rent, covenant, agreement and stipulation hereinafter mentioned, reserved, and contained, to be paid, kept and performed by the Lessee, has leased and rented, and by these premises does lease and rent, also the said Lessee, and said Lessee hereby agrees to lease and take upon the terms and conditions which hereinafter appear, the following described property (hereinafter called "Premises") below:

All that tract or parcel of land lying and being in Land Lot 170 of the 18th District of DeKalb County, Georgia, and more particularly described as follows:

Beginning at the northwest corner of the right-of-way lines formed by the intersection of Mountain Industrial Boulevard and Lewis Road; thence in a westerly direction along the north right-of-way line of Lewis Road 556.9 feet to a point called the point of beginning; thence in a northerly direction approximately 349.05 feet to a point on the south right-of-way-line of the Georgia Railroad lead track; thence along the south right-of-way line of the Georgia Railroad lead track in a westerly direction 403.00 feet to a point; thence in a southerly direction 349.05 feet to a point on the north right-of-way line of Lewis Road; thence in an easterly direction along the north right-of-way line of Lewis Road 403.00 feet to the point of beginning.

Included in this lease is the existing 82,625 square foot building known as 4610 Lewis Road, Stone Mountain, GA 30083. Premises to be taken as is and subject to availability.


Term

     2. To have and to hold for a term of ten (10) years with said term to begin on the 1st day of November 1984.




Rental

     3. Lessee shall pay to lessor, promptly on the first day of each month in advance without demand during the term of this lease, a monthly rental of Seventeen Thousand Two Hundred Fifty and No/100 ($17,250.00) Dollars for one hundred twenty (120) consecutive months.


                                      (1)

Utility Bills

     4. Lessee shall pay all utility bills of all types, including but not limited to water and sewer, natural gas, electricity and sanitary pick up bills for the leased premises, or used by Lessee in connection therewith. If Lessor does not pay same, Lessor may pay the same and such payment shall be added to the rental of the premises.


Mortgagee's Rights

     5. Lessee's rights shall be subject to any bona fide mortgage or deed to secure debt which is now, or may hereafter be, placed upon the premises by Lessor, and Lessee agrees to execute and deliver such documentation as may be required by any such mortgagee to effect any subordination.


Maintenance and Repairs by Lessee

     6. Lessee shall not allow the premises to fall out of repair or deteriorate, and, at Lessee's own expense Lessee shall keep and maintain said premises, including lawn maintenance and landscaping, in good order and repair, except portions of the premises to be repaired by Lessor under terms of Paragraph 7 hereinafter set out. Lessee also agrees to keep all systems pertaining to water, sewer, electrical, heating, ventilation, air conditioning and lighting in good order and repair.


Repairs by Lessor

     7. Lessor agrees to keep in good repair the roof and exterior walls, exclusive of all glass and exclusive of all exterior doors. Lessor gives to Lessee exclusive control of premises and shall be under no obligation to inspect said premises.


Modifications and Alterations to the Premises

     8. No modifications or alterations to the building or openings cut through the roof are allowed without prior written consent of Lessor.


Return of Premises

     9. Lessee agrees to return the premises to Lessor at the expiration, or prior termination, of this lease in as good condition and repair as when first received, natural wear and tear, damage by storm, fire, lightning, earthquake or other casualty alone excepted.


Destruction of or Damage to Premises

     10. If premises are totally destroyed by storm, fire, lightning, earthquake or other casualty, this lease shall terminate as of the date of such destruction, and rental shall be accounted for as between Lessor and Lessee as of that date. If premises are damaged, but not wholly destroyed by any of such casualties, rental shall abate in such proportion as use of premises has been destroyed, and Lessor shall restore premises to substantially the same conditions as before damage as speedily as practicable, whereupon full rental shall recommence, provided further, however, that if the damage shall be so extensive that the same cannot be reasonably repaired and restored within six
(6) months' time from date of the casualty, then either Lessor or Lessee may cancel this lease by giving written notice to the other party within thirty
(30) days from the date of such casualty. And, in such event, rental shall be apportioned and paid up to the date of such casualty.


Indemnity

     11. Lessee agrees to indemnify and save harmless the Lessor against all claims for injuries to persons or damages to property by reason of the use or occupancy of the leased premises, and all expenses incurred by Lessor because thereof, including attorneys' fees and court costs, but Lessee shall not be liable for the acts of any other tenants of said property.


Governmental Orders

     12. Lessee agrees, at its own expense, to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Lessee's occupancy of said premises. Lessor agrees to promptly comply with any such requirements if not made necessary by reason of Lessee's occupancy. It is mutually agreed, however, between Lessor and Lessee, that if in order to comply with such requirements, the cost to Lessor or Lessee, as the case may be, shall exceed a sum equal to one year's rent, then Lessor or Lessee who is obligated to comply with such requirements is privileged to terminate this lease by giving written notice of termination to the other party by certified mail, which termination shall become effective sixty (60) days after receipt of such notice, and which notice shall eliminate necessity of compliance with such requirement by party giving notice unless party receiving such notice of termination shall, before termination becomes effective, pay to party giving notice all cost of compliance in excess of one year's rent, or secure payment of such sum in manner satisfactory to party giving notice.


Condemnation

     13. If the whole of the leased premises, or such portion thereof as will make premises unusable for the purpose herein leased, be condemned by any legally constituted authority for any public use or purpose, then in either of said events the term hereby granted shall cease from the time when possession thereof is taken by public authorities, and rental shall be accounted for as between Lessor and Lessee as of that date. Such termination, however, shall be without prejudice to the rights of either Lessor or Lessee to recover compensation and damage caused by condemnation from the condemnor. It is further understood and agreed that neither the Lessee, nor Lessor, shall have any rights in any award made to the other by any condemnation.

Assignment

     14. Lessee may not assign this lease, or any interest thereunder, or sublet the premises in whole or in part without the prior express written consent of Lessor, and without giving prior written notice to Lessor of intent to assign or sublease. Subtenants or assignees shall become liable directly to Lessor for all obligations of Lessee hereunder, without relieving Lessee's liability. Lessee agrees not to assign or sublease premises to any one who will create a nuisance or trespass, not use the premises for any illegal purpose; nor in violation of any valid regulations of any governmental body; nor in any manner to vitiate the insurance. Lessee agrees that any increase in Lessor's insurance premium caused by occupancy of any sub-tenant will be paid by Lessee. Lessee further agrees that if such sub-tenant or assignee is required to pay a rental amount greater than the rental amount required to be paid by Lessee hereunder, then Lessor shall be entitled to receive and shall be paid such increased amount.

                                      (2)

Removal of Fixtures

     15. Lessee may (if not in default hereunder) prior to the expiration of this lease, or any extension thereof, remove all fixtures and equipment which Lessee has placed in premises, provided Lessee repairs all damages to premises caused by such removal. Provided, however, Lessee shall not remove, under any circumstances, the following: heating, ventilating, air conditioning and lighting systems and fixtures.

Cancellation of Lease

     16. It is mutually agreed that in the event: (A) the rent herein reserved is not paid at the time and place when and where due and Lessee fails to pay said rent within ten (10) days after written demand from Lessor; (B) the leased premises shall be deserted or vacated; (C) the Lessee shall fail to comply with any term, provision, condition, or covenant of this lease, other than the payment of rent, and shall not cure such failure within twenty (20) days after notice to the Lessee of such failure to comply; (D) Lessee causes any lien to be placed against the leased premises and does not cure same within twenty (20) days after notice from Lessor to Lessee demanding cure, in any of such events, Lessor shall have the option at once, or during continuance of such default or condition to do any of the following, in addition to, and not in limitation of any other remedy permitted by law or by this lease:

         (1) Terminate this lease, in which event the Lessee shall immediately surrender the premises to the Lessor. Lessee agrees to indemnify Lessor for all loss and damage which Lessor may suffer by reason of such termination; whether through inability to relet the premises, or through decrease in rent, or otherwise;

         (2) Lessor, as Lessee's agent, without terminating this lease, may terminate Lessee's right of possession, and, at Lessor's option enter upon and rent premises at the best price obtainable by reasonable effort, without advertisement and by private negotiations and for any term Lessor deems proper. Lessee shall be liable to Lessor for the deficiency, if any, between Lessee's rent hereunder and the price obtained by Lessor on reletting.

     Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law. Any notice in this provision may be given by Lessor or his attorney.

Entry for Carding, etc.

     17. Lessor may card premises "For Rent" or "For Sale" ninety (90) days before the termination of this lease. Lessor may enter the premises at reasonable hours during the term of this lease to exhibit same to prospective purchasers or tenants and to make repairs required of Lessor under the terms hereof, or to make repairs to Lessor's adjoining property, if any.

Effects of Termination of Lease

     18. No termination of this lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Lessor's right to collect rent for the period prior to termination thereof.

No Estate in Land

     19. This contract shall create the relationship of landlord and tenant between Lessor and Lessee; no estate shall pass out of Lessor; Lessee has only a usufruct, not subject to levy and sale, and not assignable by Lessee except by Lessor's consent.

Holding Over

     20. If Lessee remains in possession of premises after expiration of the term hereof, with Lessor's acquiescence and without any express agreement of parties, Lessee shall be a tenant at will at rental rate in effect at end of lease; and there shall be no renewal of this lease by operation of law.

Rights Cumulative

     21. All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative but not restrictive to those given by law.

Notices

     22. Any notice given pursuant to this lease shall be in writing and sent by certified mail to:

         (a) Lessor in care of Stone Mountain Industrial Park, Inc., P.O. Box 67
                               -------------------------------------------------
     Tucker, GA 30085, or such other address as Lessor may hereafter designate
     ----------------
     in writing to Lessee.

         (b) Lessee in care of Thompson Industries, Inc., 4680 Lewis Road, Stone
                               -------------------------------------------------
     Mountain, GA 30083, or such other address as Lessee may hereafter designate
     ------------------
     in writing to Lessor:

Waiver of Rights

     23. No failure of Lessor to exercise any power given Lessor hereunder, or to insist upon strict compliance by Lessee with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Lessor's right to demand exact compliance with the terms hereof.

Time of Emerace

     24. Time is of the essence of this Agreement.

Definitions

     25. "Lessor" as used in this lease shall include first party its heirs, representatives, assigns, and successors in title to the premises. "Lessee" shall include second party, its heirs and representatives, assigns and successors, and if this lease is all be validly assigned, or sublet, shall include also Lessee's assignees or sub-lessees, as to premises covered by such assignees or sub-lease. "Lessor" and "Lessee" include male and female, singular and plural, corporation, partnership or individuals as may fit the particular parties.

                                      (3)

Exterior         26.  Lessee shall have the right to erect at Lessee's sole
Signs expense a sign on an exterior wall of the building on the premises. This sign shall be securely attached and parallel to said wall, and shall not be other than a customary trade sign identifying the business of Lessee. Lessee shall not erect the sign over the roof line or on the roof, nor shall it paint or otherwise deface the exterior walls of the building. The erection of this sign by Lessee shall be subject to and in conformity with all applicable laws, zoning ordinances and building restrictions or covenants of record. On or before termination of this lease Lessee shall remove the sign thus erected, and shall repair any damage of disfigurement, and close any holes, caused by such removal.

Ad Valorem       27.  Lessee shall pay as additional rent all ad valorem real
Taxes estate taxes assessed and levied against the premises for full fiscal years within the lease term and shall pay a per diem apportionment thereof for the fiscal years in which the lease commences and terminates.

Use of           28.  Premises shall be used for offices, warehouse and storage
Premises    of plastic cups and related purposes.  Premises shall not be used
and         for any illegal purposes, nor in any manner to create any nuisance
Insurance   or trespass; nor in any manner to vitiate the insurance, based on the above purposes for which the premises are leased.

                 Lessee will carry at Lessee's sale cost and expense, "All Risk"
            Insurance Coverage on the demised premises in an amount not less than $1,300,000.00 or the full insurable value, whichever is greater. The term "full insurable value" shall mean the actual replacement cost, excluding foundation and evacuation costs, as determined by Lessor. Such policies shall name the Lessor as an additional named insured.

                 All insurance provided for in this lease shall be affected under enforceable policies issued by insurers of recognized responsibility licensed to do business in this state. At least 15 days prior to the expiration date of any policy, the original renewal policy for such insurance shall be delivered by the Lessee to the Lessor. Within 15 days after the premium on any policy shall become due and payable, the Lessor shall be furnished with satisfactory evidence of its payment.


                 If the Lessee provides any insurance required by this lease in the form of a blanket policy, the Lessee shall furnish satisfactory proof that such blanket policy complies in all respects with the provisions of this lease, and that the coverage thereunder is at least equal to the coverage which would be provided under a separate policy covering only the leased property.

                 If the Lessor so requires, the policies of insurance provided for shall be payable to the holder of any mortgage, as the interest of such holder may appear, pursuant to a standard mortgage clause. All such policies shall, to the extent obtainable provide that any loss shall be payable to the Lessor or to the holder of any mortgage notwithstanding any act or negligence of the Lessee which might otherwise result in forfeiture of such insurance. All such policies shall, to the extent obtainable, contain an agreement by the insurers that such policies shall not be cancelled without at least thirty days prior written notice to the Lessor and to the holder of any mortgage to whom loss hereunder may be payable.

                 Lessee will carry at Lessee's own expense insurance coverage on all equipment, fixtures and appliances.

                *29. and 30.  See page (5) attached.

                 THIS LEASE contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.

                 If any term, covenant or condition of this lease or the
            application thereof to any person, entity or circumstance shall to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term, covenant, or condition to persons, entities or circumstances other than those which or to which sued may be held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this lease shall be valid and enforceable to the fullest extent permitted by law.

                 IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, the day and year first above written.
                                       STONE MOUNTAIN INDUSTRIAL PARK, INC.
                                                          (CORPORATE SEAL)

                                       By:  Jerry L. Silvio
                                          -----------------------------------
                                          Title:  Jerry L. Silvio, Vice Pres.


            Signed, sealed and delivered in the          LESSOR
            presence of:

            [SIGNATURE APPEARS HERE]
            -----------------------------------
            Witness

            [SIGNATURE APPEARS HERE]
            -----------------------------------
            Notary Public

            [NOTARIAL STAMP APPEARS HERE]

                                       W. M. F. CONTAINER CORPORATION
                                                         (CORPORATE SEAL)

                                       By:  James G. DeLong
                                          -----------------------------------
                                          Title:  James G. DeLong
                                                  Asst. Sec./Treas.


            Signed, sealed and delivered in the         LESSEE
            presence of:

            [SIGNATURE APPEARS HERE]
            -----------------------------------
            Witness
                                                   [SEAL APPEARS HERE]
            [SIGNATURE APPEARS HERE]
            -----------------------------------
            Notary Public

            [NOTARIAL STAMP APPEARS HERE]

                                      (4)

     29. During the first twelve (12) months of this Lease, if Lessee is advised by its insurance underwriter, I.R.I., that the sprinkler system must be upgraded or face the penalty of being classified as a non-standard risk, then Lessor agrees to upgrade the system to meet the underwriter's requirements at cost and invoice Lessee for the work upon completion. Lessee shall have the option of capitalizing the cost upon completion of the work by giving written notice to Lessor its desire to amortize the improvements rather than make a lump sum payment. Lessee's written notification shall be provided to Lessor within ten
(10) days after receipt of Lessor's written estimated cost for the work. The capitalized monthly amount shall be calculated by using the cost of the work, the number of monthly periods remaining in the lease upon completion of the work, and an interest rate of 1.333% per month. As an example, if the cost of the work were $50,000.00, the number of monthly periods remaining were 110, and the interest rate is 1.333% per month, then the capitalized monthly cost would be $869.00. The monthly capitalized cost shall be paid by Lessee to Lessor promptly and without demand at the beginning of each month along with its monthly rent.

     30. At the expiration of the initial term, Lessee shall have the option to extend this lease for a further term of ten (10) years, upon the same terms and conditions herein set forth, except that the monthly rental shall be adjusted to reflect such sum of money as is equivalent at the time of commencement of the further term to the purchasing power of $17,250.00 at the commencement of the original lease term provided that Lessee shall have fully fulfilled completely and in a timely manner all of the terms and conditions of this Lease. This equivalent purchasing power shall be measured by the index number of the "Consumer Price Index For All Urban Consumers - All Items (1967 equals 100)" as prepared by the Bureau of Labor Statistics of the United States Department of Labor for the month immediately preceding the termination of the initial term of this Lease as same compares with said index number as it existed for the month of the commencement of this lease. As an example of how the new rental rate will be determined, if the said index number for the commencement month of the original Lease term is 150.00 and if the said index number for the month immediately preceding the termination of the initial term of this Lease is 210.00, the percentage difference used to adjust the original rent as of the new term would be 40% (calculated as follows: 210.00 minus 150.00 equals 60.00, which divided by 150.00 equals 40%). Thus, the rental for the renewal term in this example would be $24,750.00 [which is $17,250.00 (original rent) x 40% = $6,900.00 plus $17,250.00 (original rent)]. In the event the Consumer Price Index referenced herein is discontinued, the parties shall accept comparable statistics on the purchasing power of the consumers' dollars as published at the time of said discontinuation by a responsible periodical of recognized authority to be chosen by the parties. Lessee shall notify Lessor in writing at least one hundred eighty (180) days prior to the expiration date of the original term as to whether it intends to exercise said option. Notwithstanding anything contained herein to the contrary, the minimum rental under this option shall be $17,250.00 per month.




                                      (5)